UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

 (Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 23, 2009, Nova Biosource Fuels, Inc. issued a press release announcing preliminary financial information for the first quarter of fiscal 2009.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

This report contains forward-looking statements, including statements regarding the Company’s plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Readers are urged to carefully review and consider the various risk factors disclosed by the Company in its reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the period ended October 31, 2008, which describes the risks and other factors that may affect the Company’s business, financial condition, results of operations and cash flows, including the limited amount of available working capital, the volatile nature of the commodities and biodiesel markets and the risks to customer acceptance of biodiesel as a substitute for petroleum diesel. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual events may vary materially from those expected or projected in this report.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is the news release issued by Nova Biosource Fuels, Inc.

The information contained in Items 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	News release dated March 23, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman, Chief Executive Officer and Chief Financial Officer

Date: March 23, 2009

EXHIBIT INDEX

99.1	News release dated March 23, 2009.